Exhibit 10.3
SECOND AMENDMENT TO EMPLOYMENT AGREEMENT
This Second Amendment (this “Second Amendment”) is entered into between Group 1 Automative, Inc., a Delaware corporation (the “Company”), and Earl J. Hesterberg (“Employee”), effective as of August 24, 2022 (the “Amendment Effective Date”).
RECITALS
WHEREAS, the Company and Employee previously entered into an employment agreement dated May 19, 2015 (the “Employment Agreement”);
WHEREAS, the Company and Employee previously amended the Employment Agreement effective May 17, 2018 (the “First Amendment”); and
WHEREAS, the Company and Employee desire to amend the Employment Agreement in certain respects.
NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the sufficiency of which is hereby acknowledged, the parties agree that the Employment Agreement is hereby amended as follows, effective as of the Amendment Effective Date:
AGREEMENTS
1.Section 3.1 of the Employment Agreement is amended to read in its entirety as follows:
“3.1. Term. The Agreement will continue until terminated by either Employer or Employee upon delivery of written notice of termination specifying the date of termination in such notice (which date will constitute the end of the “Term” for purposes of his Agreement). As of the Amendment Effective Date, Employee has delivered written notice to Employer that the Term shall end automatically, and with no further action required of either Employer or Employee, upon December 31, 2022. For purposes of clarity, the termination of the Agreement upon expiration of the Term on December 31, 2022 shall be deemed a Voluntary Termination pursuant to this Agreement, and shall not result in Employee becoming entitled to severance payments or benefits pursuant to Section 3.5 below; provided, however, such Voluntary Termination on December 31, 2022 will constitute a “Qualified Retirement” and “Planned Retirement,” as applicable, for purposes of Employee’s outstanding equity-based compensation arrangements.”
2.Miscellaneous.
•All references in the Employment Agreement to the “Agreement” shall be deemed to refer to the Employment Agreement as amended by the First Amendment and this Second Amendment.
•Except as expressly amended hereby, the Employment Agreement, as amended, is unchanged and remains in full force and effect.
•This Second Amendment is made a part of, and is incorporated into, the Employment Agreement and is subject to all provisions therein (as amended hereby), including the amendments, waivers, construction, notices, governing law and entire agreement provisions thereof. This Second Amendment shall be governed by and construed in accordance with the laws of the State of Texas without reference to principles of conflict of laws.
[Remainder of Page Intentionally Blank; Signature Page Follows]

Exhibit 10.3
IN WITNESS WHEREOF, Employee has hereunto set Employee’s hand and the Company has caused this Second Amendment to be executed in its name on its behalf, effective as of the dates provided for herein.

GROUP 1 AUTOMOTIVE, INC.

By: /s/Anne Taylor
Name: Anne Taylor
Title: Chair, Compensation & Human Resources Committee

EMPLOYEE

By: /s/ Earl J. Hesterberg
Name: Earl J. Hesterberg